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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Transmeta Corporation for the registration of 7,934,074 shares of its common stock pertaining to the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan of our report dated January 16, 2001, with respect to the consolidated financial statements of Transmeta Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



San Jose, California
January 16, 2002